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[HSBC LOGO]

Date:     11th January 2006

To:       Edizione Holding Spa
          Calmaggiore 23
          31100 Treviso
          Italy

Attn:     Dr. Gianni Mion

Fax:      00 39 0422 411118

Cc:       Dr. Carlo Bertazzo

Fax:      00 39 0422 412176

From:     HSBC Bank Plc, London

Our Reference: 15/365/DER/67397530 & 67397531

Confirmation of OTC Equity Share Option Transaction (Physical Settlement)
-------------------------------------------------------------------------

Dear Sir

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") as published by the International Swaps and Derivatives Association Inc. are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete binding agreement between you ("Party B") and us ("Party A") as to the terms of the Transaction to which this Confirmation relates. "ISDA Form" means a 1992 ISDA Master Agreement (Multicurrency-Cross Border) as published by ISDA but without a Schedule. You and we agree that this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall form a single agreement and shall supplement, form a part of, and be subject to the provisions of Sections 1 to 14 inclusive of the ISDA Form (together the "Agreement") as if we had executed an ISDA Master Agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between us. All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below. The following elections (a) to (g) of this Section 1 of this Confirmation shall apply to this Transaction:

      (a) "Market Quotation" and "Second Method" as defined in the ISDA Form in respect of the provisions relating to Event of Default and Termination Events pursuant to Section 5 thereof and the right to terminate following Events of Default and Payments on Early Termination pursuant to Section 6 thereof:

      (b)   "Cross Default":      Not Applicable;

HSBC Bank plc
Derivatives Operations
European Operations, Global Markets
8 Canada Square, London E14 5HQ
Tel: 020 7991 8888        Fax: 020 7991 4401

Register in England number 14259, Registered Office: 8 Canada Square, London E14 5HQ
Authorised and Regulated by Financial Services Authority





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      (c)   "Threshold Amount": Not Applicable;

      (d) The "Credit Event Upon Merger" provisions of Section 5 (b) (iv) of the ISDA Form will apply to both parties;

      (e) The "Automatic Early Termination" provisions of Section 6 (a) of the ISDA Form will not apply to both parties:

      (f) The ISDA Form and this Confirmation will be governed by and construed in accordance with English law; and

      (g) In the event of any inconsistency between the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") and the provisions contained in the ISDA Form, the provisions contained in the ISDA Form will prevail and, in the event of any conflict between the provisions of the ISDA Form or the Equity Definitions and this Confirmation, the provisions of this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

            Trade Date:                5th January 2006

            Trade Time:                Available on request

            Option (1) Style:          European

            Option (1) Type:           Call

            Option (1) Seller:         Party A

            Option (1) Buyer:          Party B

            Shares:                    Telecom Italia SpA (ISIN: IT003497168)

            Number of Options:         20,000,000

            Option (1) Entitlement:    1 Share(s) per Option

            Option (1) Strike Price:   EUR 2,6534, subject to the declaration by
                                       the Issuer of a gross  ordinary  dividend
                                       of EUR 0,1093  during the period from and
                                       including the Trade Date to and including
                                       the   Expiration   Date   (the   "Assumed
                                       Dividend").  Should the Issuer declare an
                                       ordinary   dividend   that   exceeds  the
                                       Assumed  Dividend,  the Calculation Agent
                                       will  reduce the  Strike  Price by 100,00
                                       per cent of the  difference  between  the
                                       declared   dividend   and  the    Assumed
                                       Dividend.  Should the  Issuer  declare an
                                       ordinary  dividend  that is less than the
                                       Assumed  Dividend,  the Calculation Agent
                                       will  increase the Strike Price by 100,00
                                       per cent of the  difference  between  the
                                       declared   dividend   and   the   Assumed
                                       Dividend.

            Premium:                   EUR 0,00 (Premium per option: EUR 0,00)

            Premium Payment Date:      5 Currency Business Days after the trade
                                       date

            Option (2) Style:          European





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            Option (2) Type:           Put

            Option (2) Seller:         Party B

            Option (2) Buyer:          Party A

            Shares:                    Telecom Italia SpA (ISIN: IT003497168)

            Number of Options:         20,000,000

            Option (2) Entitlement:    1 Share(s) per Option

            Option (2) Strike Price    EUR 2,3154, subject to the declaration by
                                       the Issuer of a gross  ordinary  dividend
                                       of EUR 0,1093  during the period from and
                                       including the Trade Date to and including
                                       the   Expiration   Date   (the   "Assumed
                                       Dividend").  Should the Issuer declare an
                                       ordinary   dividend   that   exceeds  the
                                       Assumed  Dividend,  the Calculation Agent
                                       will  reduce the  Strike  Price by 100,00
                                       per cent of the  difference  between  the
                                       declared   dividend   and   the   Assumed
                                       Dividend.  Should the  Issuer  declare an
                                       ordinary  dividend  that is less than the
                                       Assumed  Dividend,  the Calculation Agent
                                       will  increase the Strike Price by 100,00
                                       per cent of the  difference  between  the
                                       declared   dividend   and   the   Assumed
                                       Dividend.

            Premium:                   EUR 0,00 (Premium per option: EUR 0)

            Premium Payment Date:      5 Currency Business Days after  the trade
                                       date

            Exchange:                  Milan Stock Exchange

            Related Exchange:          All Exchanges

Procedure for Exercise of Option (1) or Option (2):

            Expiration Time:           At the close of trading on the Exchange

            Expiration Date:           16th June 2006

            Multiple Exercise:         Not Applicable

            Automatic Exercise:        Not Applicable

            Procedure for Exercise:    No later  than 5 Currency  Business  Days
                                       before  the  Expiration  Date Party B can
                                       elect either Physical or Cash Settlement.
                                       For  the   avoidance  of  doubt  if  this
                                       election  is  not  made  the   settlement
                                       method shall be Physical Settlement

            Telephone  or  Facsimile
            Number    and    Contact
            Details  for  Purpose of
            Giving Notice:             HSBC Bank Plc, London
                                       Tel: 00 44 20 7991 5196
                                       Fax: 00 44 20 7991 4401





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Valuation:

            Averaging:                 Applicable

            Averaging Dates:           The three Exchange  Business Days before
                                       and including the Expiration Date.

            Relevant Price:            The  "prezzo  ufficiale"  which means the
                                       price as published by the Exchange at the
                                       close  of  trading   having  the  meaning
                                       ascribed thereto in the Rules of the Markets organised and managed by the Italian Stock Exchange.

Settlement Terms (in respect of Cash Settlement):

            Cash Settlement:           Applicable

            Settlement Currency:       EUR

            Cash Settlement
            Payment Date:              In  respect  of  each  Exercise  Date,  3
                                       Currency Business Days after the relevant
                                       Valuation Date

Settlement Terms (in respect of Physical Settlement):

            Physical Settlement:       Applicable

            Settlement Currency:       EUR

Adjustments:

            Method of Adjustment:      Calculation Agent Adjustment

Extraordinary Events:

            Consequences of Merger
            Events:

            (a) Share-for-Share:       Alternative Obligation

            (b) Share-for-Other:       Modified Calculation Agent Adjustment

            (c) Share-for-Combined:    Modified Calculation Agent Adjustment

            Tender Offer:              Applicable

            Consequences of Tender
            Offers :

            (a) Share-for-Share:       Modified Calculation Agent Adjustment

            (b) Share-for-Other:       Modified Calculation Agent Adjustment

            (c) Share-for-Combined:    Modified Calculation Agent Adjustment





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Composition of Combined Consideration: Inapplicable

Nationalisation or Insolvency or
Delisting:                             Cancellation and Payment

Additional Disruption Events

            Change in Law:             Applicable

            Failure to Deliver:        Applicable

            Insolvency Filing:         Not Applicable

            Hedging Disruption:        Not Applicable

            Increased Cost of Hedging: Not Applicable

            Loss of Stock Borrow:      Not Applicable

            Increased cost of Stock
            Borrow:                    Not Applicable

Non Reliance:                          Applicable

Agreements and Acknowledgements
Regarding Hedging Activities:          Applicable

Additional Acknowledgements:           Applicable

3. Calculation Agent:                  Party  A  or  any  successor  Calculation
                                       Agent  appointed  by Party A. Party B may
                                       challenge    any     determination     or
                                       calculation  by  the  Calculation   Agent
                                       within  three   Exchange   Business  Days
                                       following  the receipt by Party B of such
                                       determination  or  calculation.   If  the
                                       parties   are   unable   to  agree  on  a
                                       particular  determination or calculation,
                                       a mutually  acceptable  third  party (the
                                       "Substitute  Calculation  Agent") will be
                                       appointed  within 24 hours  following the
                                       challenge   by   Party   B  to   make   a
                                       determination  as to the disputed matter.
                                       If  either  party   determines  that  the
                                       parties  cannot  agree  on  a  Substitute
                                       Calculation  Agent, then each party shall
                                       select an  independent  leading dealer in
                                       the relevant market,  which dealers shall
                                       agree  on  a  third   party   independent
                                       leading dealer, which dealer shall be the
                                       Substitute    Calculation    Agent.   The
                                       calculations  and  determinations  of the
                                       Substitute  Calculation  Agent,  shall be
                                       binding  and  conclusive.  Subject to the
                                       foregoing,    all    determinations   and
                                       calculations by the Calculation Agent will be binding and conclusive in the absence of manifest error.

4. Account Details:

        Account for payments to Party A: HSBC Bank plc, London (M1DLGB22)
                                         A/C 87511552





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     Account for payments to Party B: Banca Intesa S.p.A. - Treviso
                                      SWIFT BCITITMM850
                                      Account: IT59 V030 6912 0300 2997 2020 176

5. Offices:

The office of HSBC Bank Plc London for the Transaction is London.

The office of Edizione Holding S.P.A for the Transaction is Treviso

6. Governing law: English law

      Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for thar purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.
Fax Number: +44 20 7991 4401
Telephone number for Confirmation Queries: +44 20 7991 9214

                                        Yours sincerely,

                                        HSBC Bank Plc London

                                        By:___________________________________
                                               Name:
                                               Title:

Confirmed as of the date
first above written:

Edizione Holdings

By:_______________________________
      Name:
      Title:

Reference: 15/365/DER/ 67397530 & 67397531